UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):            November 10, 2016

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

    10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

        (212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) of Coach, Inc. (the “Company”) held on November 10, 2016, the Company’s stockholders, upon the recommendation of the Board of Directors (the “Board”), approved the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 23, 2016) (the “Amended Stock Incentive Plan”) and the Amended and Restated Coach, Inc. 2001 Employee Stock Purchase Plan (the “Amended ESPP”), each of which was previously adopted by the Board, subject to approval by the Company’s stockholders. The Amended Stock Incentive Plan (i) authorizes 5,000,000 additional shares of Coach’s common stock for issuance, increasing the number of shares available for awards from 49,900,000 to 54,900,000 and (ii) in response to recent changes in applicable accounting standards, provides that the number of shares that may be surrendered by a participant to satisfy withholding taxes with respect to an award may be based on the maximum applicable statutory withholding rates rather than the minimum statutory withholding rates.  The Amended ESPP (i) authorizes 1,500,000 additional shares of Coach’s common stock for issuance, increasing the number of shares available for awards from 2,400,000 to 3,900,000; (ii) adds flexibility to modify the terms of participation for non-U.S. employees and explicitly authorizes the designation of participating subsidiaries and (iii) extends the term of the Amended ESPP through the 10-year anniversary of the offering date following stockholder approval of the Amended ESPP.

A more detailed summary of each of the Amended Stock Incentive Plan and the Amended ESPP can be found in the Company’s Proxy Statement for the 2016 Annual Meeting filed with the U.S. Securities and Exchange Commission (the "SEC") on September 30, 2016 (the “Proxy Statement”). The foregoing and the summary in the Proxy Statement are not complete summaries of the terms of the Amended Stock Incentive Plan or the Amended ESPP and are qualified by reference to the text of the Amended Stock Incentive Plan and the Amended ESPP, which are filed as Appendix B and Appendix C to the Proxy Statement and incorporated by reference as Exhibit 10.5 and Exhibit 10.6, respectively, to the Company’s Quarterly Report on Form 10-Q for the Quarter ended October 1, 2016, which was filed with the SEC on November 9, 2016.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 10, 2016, the Company held its 2016 Annual Meeting of Stockholders.  Stockholders were asked to vote with respect to six proposals.  A total of 251,285,443 votes were cast as follows:

Proposal Number 1 – Election of Directors: Each of the candidates listed received the number of votes set forth next to his/her respective name.  In addition, there were 27,601,481 broker non-votes for each candidate with respect to this proposal.

Name	Votes For	Votes Against	Votes Abstaining
David Denton	222,262,836	868,124	553,002
Andrea Guerra	222,082,972	1,074,474	526,516
Susan Kropf	220,129,915	2,295,643	1,258,404
Annabelle Yu Long	221,866,610	1,290,435	526,917
Victor Luis	222,173,693	954,014	556,255
Ivan Menezes	220,295,410	2,102,485	1,285,067
William Nuti	213,460,538	9,667,072	556,352
Stephanie Tilenius	220,648,409	2,486,555	548,998
Jide Zeitlin	220,691,956	2,431,502	560,504

Proposal Number 2 – Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2017:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
248,190,902	2,428,933	665,608	0

Proposal Number 3 – Approval, on a non-binding advisory basis, of the Company’s executive compensation as disclosed in the Proxy Statement for the 2016 Annual Meeting:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
215,877,000	6,834,668	972,294	27,601,481

Proposal Number 4 – Approval of the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 18, 2015):

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
197,118,984	26,069,343	495,635	27,601,481

Proposal Number 5 – Approval of the Amended and Restated Coach, Inc. 2001 Employee Stock Purchase Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
221,284,150	1,439,702	960,110	27,601,481

Proposal Number 6 – Consideration of proposal entitled “Net-Zero Greenhouse Gas Emissions by 2030”:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
15,700,996	167,301,593	40,681,373	27,601,481

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 10, 2016

COACH, INC.

By:	/s/ Todd Kahn
Todd Kahn
President, Chief Administrative Officer and Secretary